Exhibit 10.1

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this “Agreement”) is made as of the 15th day of September, 2006 (“Effective Date”) by and between Robert Fox and Lina Watson, individuals who are British citizens with principal business offices are located at 5 Welbury Avenue, Luton, Bedfordshire, LU3 2DZ England (together, “Seller”), and Internet Revenue Services, Inc., a Nevada corporation whose principal offices are located at 222 Kearny Street, Suite 550, San Francisco, CA 94108 (“Buyer” or “IRS, Inc.”).

RECITALS

A. Seller is the current registrant of, and owns registration rights to, the domain name www.banks.com (the “Domain Name”). Buyer desires to purchase from Seller the Domain Name banks.com, and Seller desires to sell to Buyer the Domain Name banks.com. NOW THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements and conditions hereinafter set forth, and intending to be legally bound hereby, the parties hereto agree as follows.

1 PURCHASE AND SALE OF ASSETS

1.1. Assets to be Transferred. Subject to the terms and conditions of this Agreement, on the Closing Date (as hereinafter defined) Seller shall sell, transfer, convey, assign, and deliver to Buyer, and Buyer shall purchase, all of the rights, claims and assets of Seller used, held for use, or acquired or developed for use with the Domain Name banks.com, other than assets expressly defined in this Agreement as Excluded Assets (collectively, the “Purchased Assets”). The Purchased Assets shall include the following:

1.1.a) Domain Name. All of Seller’s right, title and interest in, to and associated with the Domain Name, including, but not limited to, all registrations, trademark rights, if any, in the Domain Name and Internet traffic to the Domain Name.

1.1.b) Trade Rights. All of Seller’s interest in any Intellectual Property associated with the Domain Name banks.com.

1.1.c) Contracts. To the extent assignable by Seller, all of Seller’s rights in, to and under all contracts, agreements, affiliate programs, insertion orders, licenses, and the like associated with the Domain Name banks.com (hereinafter “Contracts”), all as listed in Schedule 1.1.(c). Notwithstanding the above, if Seller fails to disclose any Contracts to Buyer in Schedule 1.1.(c), Buyer shall have the right to reject as a Purchased Asset any such Contract within sixty (60) days following Buyer obtaining actual knowledge of the existence of such Contract, and in such event Seller shall indemnify Buyer against any third party claim relating to such Contract. Upon assignment of the Domain Name and Contracts to Buyer, Buyer shall assume all of the obligations of Seller under the Contracts.

1.1.d) General Intangibles. All prepaid items, all causes of action arising out of occurrences before or after the Closing, and other intangible rights and assets of the Domain Name banks.com.

1.2. Excluded Assets. The provisions of Section 1.1 notwithstanding, Seller shall not sell, transfer, assign, convey or deliver to Buyer, and Buyer shall not purchase or accept the following assets of Seller (collectively the “Excluded Assets”).

1.2.a) Equipment. Seller’s machinery, equipment, hardware, servers, computers, furniture, and any similar personal property owned or held for use by Seller on the Closing Date.

1.2.b) Consideration. The consideration delivered by Buyer to Seller pursuant to this Agreement.

1.2.c) Real Property. Any lease or other interest in real property.

1.2.d) Rejected Contracts. Contracts rejected by Buyer pursuant to Section 1.1(e).

1.2.e) Tax Credits and Records. Federal, state and local income and franchise tax credits and tax refund claims and associated returns and records. Buyer shall have reasonable access to such returns and records related to the Domain Name banks.com and Purchased Assets and may make excerpts therefrom and copies thereof subject to the prior approval of Seller, which approval shall not be unreasonably withheld.

1.2.f) Accounts Receivable/Cash. All accounts receivable of Seller and Cash on hand or on account for Seller.

2 LIABILITIES

As used in this Agreement, the term “Liability” shall mean and include any direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, fixed or unfixed, known or unknown, asserted or unasserted, liquidated or unliquidated, secured or unsecured.

2.1. No Buyer Liabilities. Buyer is not assuming any Liabilities of Seller and all such Liabilities shall be and remain the responsibility of Seller. Nothing contained herein shall cause Buyer to assume any liabilities or obligations arising out of the operation or ownership of the Purchased Assets prior to the Closing, whether known or unknown at the Closing Date.

2.2. Seller Liabilities. Buyer is not assuming and Seller shall not be deemed to have transferred to Buyer the following Liabilities of Seller (collectively the “Seller Liabilities”), and nothing contained herein shall cause Seller to assume any liabilities or obligations arising out of the operation or ownership of the Purchased Assets after the Closing:

2.2.a) Taxes Arising from Transaction. Any taxes applicable to, imposed upon or arising out of the sale or transfer of the Purchased Assets to Buyer and the other transactions contemplated by this Agreement, including but not limited to any income, transfer, sales, use, gross receipts or documentary stamp taxes. Seller agrees to pay all taxes for which the Seller is liable.

2.2.b) Income and Franchise Taxes. Any Liability of Seller for federal income taxes and any state or local income, profit or franchise taxes (and any penalties or interest due on account thereof).

2.2.c) Litigation Matters. Any Liability with respect to any action, suit, proceeding, arbitration, or investigation or inquiry, whether civil, criminal or administrative (“Litigation”).

2.2.d) Infringements. Any Liability to a third party arising from the operation or ownership of the Purchased Assets prior to the Closing Date for infringement of such third party’s patent, copyright, trademark, trade secret, or other intellectual or proprietary right.

2.2.e) Employee Claims. Any Liability to or with respect to any employee or former employee of the Seller, including, but not limited to, any Liability under any employee benefit plan, or for unpaid or accrued vacation or sick time, or severance pay.

2.2.f) Transaction Expenses. All expenses incurred by Seller in connection with this Agreement and the transactions contemplated herein.

2.2.g) Liability For Breach. Liabilities of Seller for any breach or failure to perform any of Seller’s covenants and agreements contained in, or made pursuant to, this Agreement, or, prior to the Closing, any other contract, whether or not purchased hereunder.

2.2.h) Liabilities to Customers. Liabilities of Seller to its present or former customers which arise from the operation of the Domain Name banks.com prior to the Closing.

2.2.i) Violation of Laws or Orders. Liabilities of Seller for any violation of or failure to comply with any statute, law, ordinance, rule or regulation (collectively, “Laws”) or any order, writ, injunction, judgment, plan or decree (collectively, “Orders”) of any court, arbitrator, department, commission, board, bureau, agency, authority, instrumentality or other body, whether federal, state, municipal, foreign or other (collectively, “Government Entities”).

3 PURCHASE PRICE PAYMENT

3.1. Purchase Price. The purchase price (the “Purchase Price”) for the Domain Name www.banks.com and the Purchased Assets shall be [*], payable in cash to the Escrow Agent (as defined herein) at Closing. Buyer and Seller agree to use SEDO.com, LLC (“SEDO”) as the escrow agent (the “Escrow Agent”) to complete the transaction. An escrow fee (the “Escrow Fee”) of 3.0% of the Purchase Price will be paid to the Escrow Agent, payable in the following manner: Buyer shall pay the portion of the Escrow Fee representing 1.25%, and Seller shall pay the portion of the Escrow Fee representing 1.75%. The parties expressly acknowledge and agree that SEDO.com will not transfer to Seller any of the Purchase Price held in escrow until registration of Banks.com has been transferred to the name of Buyer in Buyer’s designated registrar, as Buyer directs; provided however, that if the Domain Name does not transfer to Buyer within 15 business days after the Closing, Buyer shall be entitled, at Buyer’s sole discretion and upon Buyer’s request to the Escrow Agent at any time after such 15-business day period, to return of the entire Purchase Price held in escrow.

3.2. Registrar and Transfer Fees. Seller shall be responsible for any fees payable to any third party to effectuate the transfer of its right, title and interest in and registration of the Domain Name, as contemplated under this Agreement, including, without limitation, any fees payable to BB Online UK, Ltd., (the “Registrar”) in connection herewith. Buyer shall be responsible for any registration fees charged by the Registrar for the continued registration of the Domain Name after the Closing.

3.3. Finder’s Fees. Buyer shall have no obligation to Seller or any other third party with regard a finder’s fee, broker’s fee, or any other similar fee, and Buyer agrees to indemnify and hold Seller harmless from any and all claims that such a fee is payable.

3.4. Allocation of Purchase Price. The aggregate Purchase Price shall be allocated among the Purchased Assets in the manner required by Section 1060 of the Internal Revenue Code of 1986, as amended (the “Code”) and the Treasury Regulations promulgated thereunder. As such, Seller and Buyer agree that 100% of the Purchase Price will be allocated to “Intangibles” related to the purchased Domain Name set forth in this Agreement and goodwill arising from the transaction. To the extent that disclosures of this allocation are required to be made to the Internal Revenue Service (“IRS”) under the provisions of Section 1060 of the Code or any Treasury Regulations promulgated thereunder, Buyer and Seller agree to follow and use such allocation in all tax returns, filings or other related reports made by them to the IRS or any other United States of America governmental agency and in the event Seller is required to make any such disclosures, it shall communicate to Buyer the content of such disclosures and coordinate with Buyer regarding the required disclosure prior to the filing with or submission to the IRS.

4 REPRESENTATIONS AND WARRANTIES OF SELLER

Seller makes the following representations and warranties to Buyer, each of which is true and correct on the date hereof and shall remain true and correct to and including the Closing Date.

4.1. Domain Name.

4.1.a) Seller is the registrant listed in the records of the Registrar as the sole owner of the registration of the Domain Name.

4.1.b) Seller has not used any fraud, misrepresentation, or otherwise made any false statement in the process of registration and maintenance of the registration of the Domain Name on or in connection with the transaction underlying this Agreement.

4.1.c) No fees are owing to the Registrar or any other government agency or other entity or party with regard to the registration of the Domain Name. Seller represents and warrants that all registration fees to the Registrar are current and shall remain so through the Closing. Furthermore, Seller represents and warrants that it shall deliver under this Agreement all of Seller’s right, title and interest in the Domain Name, free and clear of all “Liens”, as defined in Section 4.8.

4.1.d) Seller has not licensed or otherwise allowed or enabled the use of the Domain Name to any other person or entity, or granted any right with respect to the Domain Name to any other person or entity, that may, in any manner, whether currently or in the future, restrict, impede or adversely affect Buyer’s rights therein.

4.1.e) Other than one trademark application filed with the U.S. Patent and Trademark Office which was rejected and is no longer valid, Seller has not obtained or filed an application to register a trademark with the US Patent and Trademark Office or other agency (domestic or foreign) of the Domain Name or any other mark confusingly similar to the Domain Name.

4.1.f) To the best of Seller’s knowledge, the ownership of registration of the Domain Name, and use and operation of the Domain Name, do not infringe upon the trademark or other Trade Rights of any third party.

4.2. Power and Authority.

4.2.a) Identity of Seller. Seller is comprised of two individuals who are citizens of the United Kingdom.

4.2.b) Power. Seller has all requisite power and authority to own assets and carry on business as and where such is now being conducted, to enter into this Agreement and the other documents and instruments to be executed and delivered by Seller pursuant hereto and to carry out the transactions contemplated hereby and thereby..

4.2.c) Authority. Seller represents and warrants that no other or further act or proceeding on the part of Seller is necessary to authorize this Agreement or the other documents and instruments to be executed and delivered by Seller pursuant hereto or the consummation of the transactions contemplated hereby and thereby. This Agreement constitutes, and when executed and delivered, the other documents and instruments to be executed and delivered by Seller pursuant hereto shall constitute, valid binding agreements of Seller, enforceable in accordance with their respective terms.

4.3. No Violation. Neither the execution and delivery of this Agreement or the other documents and instruments to be executed and delivered by Seller pursuant hereto, nor the consummation by Seller of the transactions contemplated hereby and thereby (a) shall violate any applicable Law or Order, (b) shall require any authorization, consent, approval, exemption or other action by or notice to any Government Entity, or (c) shall violate or conflict with, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or shall result in the termination of, or accelerate the performance required by, or result in the creation of any Lien (as defined in Section 4.8 upon any of the assets of Seller under, any term or provision of the Articles of Organization or Bylaws of Seller or of any contract, commitment, understanding, arrangement, agreement or restriction of any kind or character to which Seller is a party or by which Seller or any of its assets or properties may be bound or affected.

4.4. Tax Matters. Seller has paid all federal, state and local taxes currently due relating to the Purchased Assets and the Business through and including the Closing Date, including without limitation all sales and use tax, franchise tax and excise tax.

4.5. Absence of Undisclosed Liabilities. Except as and to the extent specifically disclosed in this Agreement, Seller does not have any Liabilities in respect of the Domain Name or the Purchased Assets other than commercial liabilities and obligations incurred in the ordinary course of business and consistent with past practice and none of which has or shall have a material adverse effect on the Domain Name banks.com or the Purchased Assets. Seller has no actual knowledge of any basis for the assertion against Seller of any Liability in connection with the Domain Name banks.com , and there are no circumstances, conditions, happenings, events or arrangements, contractual or otherwise, which may give rise to Liabilities, except commercial liabilities and obligations incurred in the ordinary course of Seller’s business and consistent with past practice.

4.6. No Litigation. There is no pending or, to Seller’s actual knowledge, threatened, Litigation against Seller, its affiliates, or their respective officers or directors (in such capacity), its business or any of its assets, in any way relating to or affecting the Domain Name banks.com , nor does Seller know, or have grounds to know, of any basis for any Litigation. Neither Seller nor the Domain Name banks.com or any of the Purchased Assets is subject to any Order.

4.7. Marketable Title. Seller has good and marketable title to the Domain Name banks.com and the Purchased Assets, free and clear of all mortgages, liens (statutory or otherwise), security interests, claims, or encumbrances of any nature whatsoever (collectively, “Liens”). None of the Purchased Assets of the Domain Name banks.com is subject to any restrictions with respect to the transferability thereof. Seller has complete and unrestricted power and right to sell, assign, convey and deliver the Domain Name banks.com and Purchase Assets to Buyer. At Closing, Buyer shall receive good and marketable title to the Domain Name banks.com and Purchased Assets, free and clear of all Liens.

4.8. Trade Rights. To the best of Seller’s actual knowledge, Seller is not infringing and has not infringed any Trade Rights of another in the operation of the Domain Name banks.com, nor is any other person infringing the Trade Rights of Seller. There is no Litigation pending or, to Seller’s actual knowledge, threatened, to challenge Seller’s right, title and interest with respect to its continued use of the Trade Rights in connection with the Domain Name banks.com , as such is currently being conducted, and right to preclude others from using any Trade Rights of Seller. Seller is not aware of any facts or circumstances that could give rise to such Litigation. All Trade Rights of Seller are valid, enforceable and in good standing, and there are no equitable defenses to enforcement based on any act or omission of Seller.

4.9. Assets Necessary to use the Domain Name banks.com. The Purchased Assets include all property and assets (except for the Excluded Assets), which are necessary to permit Buyer to carry on the with the use of Domain Name banks.com as presently conducted.

4.10. Brokers or Finders. Other than a broker’s fee payable to Renown by Seller, neither Seller nor any of its employees, representatives or agents have retained, employed or used any broker or finder in connection with the transactions provided for herein or the negotiation thereof.

5 REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer makes the following representations and warranties to Seller, each of which is true and correct on the date hereof and shall remain true and correct to and including the Closing Date.

5.1. Corporate.

5.1.a) Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.

5.1.b) Corporate Power. Buyer has all requisite corporate power to enter into this Agreement and the other documents and instruments to be executed and delivered by Buyer and to carry out the transactions contemplated hereby and thereby.

5.2. Authority. The execution and delivery of this Agreement and the other documents and instruments to be executed and delivered by Buyer pursuant hereto and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of Buyer. No other corporate act or proceeding on the part of Buyer or its shareholders is necessary to authorize this Agreement or the other documents and instruments to be executed and delivered by Buyer pursuant hereto or the consummation of the transactions contemplated hereby and thereby. This Agreement constitutes, and when executed and delivered, the other documents and instruments to be executed and delivered by Buyer pursuant hereto shall constitute, valid and binding agreements of Buyer, enforceable in accordance with their respective terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors’ rights generally, and by general equitable principles.

5.3. No Brokers or Finders. Neither Buyer nor any of its directors, officers, employees, affiliates or agents have retained, employed or used any broker or finder in connection with the transactions provided for herein or the negotiation thereof.

6 COVENANTS OF THE PARTIES

The parties covenant and agree as follows, which covenants shall survive the Closing except as otherwise provided below:

6.1. Non-Use and Non-Interference. Seller covenants and agrees that neither Seller nor any of its affiliates and representatives shall, directly or indirectly, (i) make further use of the Domain Name as of the Closing Date; (ii) challenge, interfere, obstruct, or solicit, encourage or assist others to challenge or otherwise interfere with, Buyer’s title, interest, right or use of the Domain Name; (iii) use or register any of the following domain names: “bank” or “banks” followed by .com, .net, .org., .info or any other TLD related to such domain name; or (iv) take or refrain from any action that may detrimentally affect the registrability, validity of, or commercial value associated with the Domain Name, including the goodwill associated therewith. In the event a court of competent jurisdiction determines that the provisions of this covenant are excessively broad as to duration, geographical scope or activity, it is expressly agreed that this covenant shall be construed so that the remaining provisions shall not be affected, but shall remain in full force and effect, and any such overbroad provisions shall be deemed, without further action on the part of any person, to be modified, amended and/or limited, but only to the extent necessary to render the same valid and enforceable in such jurisdiction. This provision shall survive the Closing.

6.2. Confidential Information. Seller shall not at any time subsequent to the Closing, except as explicitly requested by Buyer, use for any purpose or disclose to any person, documents, tapes, discs, programs or other information storage media (“Records”) containing any Confidential Information concerning the Domain Name banks.com or Purchased Assets, all such information being deemed to be transferred to the Buyer hereunder. For purposes hereof, “Confidential Information” shall mean and include, without limitation and with respect only to the Domain Name banks.com or the Purchased Assets, all Intellectual Property, customer and vendor lists and related information, information concerning Seller’s operations, strategies, processes, products, software, sales, marketing and distribution methods, properties and assets, liabilities, finances, all privileged communications and work product related to the title, interest, right of use, registrability, validity or commercial value of the Domain Name, and any other information not previously disclosed to the public directly by Seller. If at any time after Closing Seller should discover that it is in possession of any Records containing Confidential Information, Seller shall promptly turn such Records over to Buyer, subject to Seller’s right to retain copies thereof. Seller covenants and agrees that it shall not assert a waiver or loss of confidential or privileged status of the information based upon such possession or discovery. Seller hereby consents to Buyer’s consultation with legal, accounting and other professional advisors to Seller concerning advice rendered to Seller prior to the Closing regarding the Domain Name banks.com or Purchased Assets, excluding, however, the negotiation and drafting of this Agreement and the transactions entered into pursuant hereto. This provision shall survive the Closing.

7 INDEMNIFICATION BY SELLER

7.1. Indemnity. Subject to the terms and conditions of this Article 7, Seller, hereby agrees to compensate, indemnify, and hold harmless Buyer, and its directors, officers, employees and controlled and controlling persons (collectively, the “Buyer Indemnified Parties”), and at Buyer’s option and request defend the Buyer Indemnified Parties, from and against all Claims asserted against, resulting to, imposed upon, or incurred by the Buyer Indemnified Parties or the Domain Name banks.com and Purchased Assets transferred to Buyer pursuant to this Agreement, directly or indirectly, by reason of, arising out of or resulting from (a) the inaccuracy or breach of any representation or warranty of Seller contained in or made pursuant to this Agreement; (b) the breach of any covenant of Seller contained in this Agreement; (c) any Claim brought by or on behalf of any broker or finder retained, employed or used by Seller or any of its employees, representatives or agents in connection with the transactions provided for herein or the negotiations thereof, whether or not disclosed herein; (d) any Claim by or in respect of an employee or former employee of Seller; (e) any Claim of or against Seller, the Purchased Assets not specifically and expressly assumed by Buyer pursuant hereto; or (f) all Seller Liabilities. As used in this Article 7, the term “Claim” shall include (i) all losses, deficiencies, damages (including, without limitation, consequential damages), judgments, awards, penalties and settlements; (ii) all demands, claims, suits, actions, causes of action, proceedings and assessments, whether or not ultimately determined to be valid; and (iii) all costs and expenses (including, without limitation, interest (including prejudgment interest in any litigated or arbitrated matter), court costs and fees and expenses of attorneys and expert witnesses) of investigating, defending or asserting any of the foregoing or of enforcing this Agreement.

7.2. Seller’s Rights. Anything in this Article 7 to the contrary notwithstanding, (i) if there is a reasonable probability that a Claim may materially and adversely affect the Buyer Indemnified Party other than as a result of money damages or other money payments, the Buyer Indemnified Party shall have the right to defend, compromise or settle such Claim, and

(ii) the Seller shall not, without the written consent of the Buyer Indemnified Party, settle or compromise any Claim or consent to the entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Buyer Indemnified Party of a release from all Liability in respect of such Claim.

8 INDEMNIFICATION BY BUYER

8.1. Indemnity. Subject to the terms and conditions of this Article 8, Buyer hereby agrees to compensate, indemnify, and hold harmless Seller, and its directors, officers, employees and controlled and controlling persons (collectively, the “Seller Indemnified Parties”), and at Seller’s option and request defend the Seller Indemnified Parties, from and against all Claims asserted against, resulting to, imposed upon, or incurred by the Seller Indemnified Parties, directly or indirectly, by reason of, arising out of or resulting from (a) the inaccuracy or breach of any representation or warranty of Buyer contained in or made pursuant to this Agreement; (b) the breach of any covenant of Buyer contained in this Agreement; (c) any Claim by or in respect of an employee or former employee of Buyer; or (d) any Claim of or against Buyer not specifically and expressly assumed by Seller pursuant hereto. The term “Claim” as used herein shall have the same meaning as in Article 7 hereof.

8.2. Buyer’s Rights. Anything in this Article 8 to the contrary notwithstanding, (i) if there is a reasonable probability that a Claim may materially and adversely affect the Seller Indemnified Party other than as a result of money damages or other money payments, the Seller Indemnified Party shall have the right to defend, compromise or settle such Claim, and (ii) the Buyer shall not, without the written consent of the Seller Indemnified Party, settle or compromise any Claim or consent to the entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Seller Indemnified Party of a release from all Liability in respect of such Claim.

9 CLOSING

The closing of this transaction (the “Closing”) shall take place, whether in person or through a “mail-away” closing, no later than September 30, 2006, at such time and place as the parties hereto shall mutually agree. Such date is referred to in this Agreement as the “Closing Date”. At the Closing, the documents, instruments and writings in respect of the Purchased Assets to be delivered by Seller, and the Purchase Price that is to be paid by Buyer at Closing under Section 3.1, shall be delivered simultaneously.

9.1. Seller Deliveries. At the Closing, Seller shall deliver to Buyer or Buyer’s designee the following documents, in each case duly executed or otherwise in proper form:

9.1.a) Bills of Sale. Bills of sale and such other instruments of assignment, transfer, conveyance and endorsement, as shall be sufficient in the reasonable opinion of Buyer and its counsel to transfer, assign, convey and deliver to Buyer the Purchased Assets as contemplated hereby.

9.1.b) Other Documents. All other documents, instruments or writings required to be delivered to Buyer at or prior to the Closing pursuant to this Agreement and such other certificates of authority and documents as Buyer may reasonably request.

9.2. Buyer Deliveries. At the Closing, Buyer shall deliver the following items, in each case duly executed or otherwise in proper form:

9.2.a) Purchase Price. To Escrow Agent, the Purchase Price in accordance with Section 3.1.

9.2.b) Other Documents. To Seller, all other documents, instruments or writings required to be delivered to Seller at or prior to the Closing pursuant to this Agreement and such other certificates of authority and documents as Seller may reasonably request.

10 CONDITIONS PRECEDENT TO CLOSING

10.1. Conditions Precedent to Buyer’s Performance. All obligations of Buyer under this Agreement are subject to the fulfillment, prior to or at the closing, of each of the following conditions: (i) Seller shall have performed and complied in all respects with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

10.2. Conditions Precedent to Seller’s Performance. All obligations of Seller under this Agreement are subject to the fulfillment, prior to or at the closing, of the following condition: (i) Buyer shall have performed and complied in all respects with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

11 MISCELLANEOUS

11.1. Further Assurance.

(a) From time to time, at Buyer’s request and without further consideration, Seller shall do, acknowledge, execute and deliver all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and other such documents, instruments and consents as may be reasonably necessary or appropriate to consummate more effectively the transactions contemplated hereby, to discharge the covenants of Seller and to vest in Buyer good, valid and marketable title to the Domain Name and the Purchased Assets, including but not limited to, completing, executing and delivering the necessary registrant name change agreement pertaining to the Domain Name and executing any and all documents and notices necessary for the assignment to Buyer of any Contracts.

(b) Seller recognizes that Buyer may need financial or other data with respect to the Domain Name banks.com covering periods prior to or after the Closing in order to comply with rules and regulations of the United States Securities and Exchange Commission, courts or other governmental organizations and agencies, and Seller shall render reasonable cooperation to Buyer and its auditors (at Buyer’s expense) to provide such information upon request.

11.2. Disclosures and Announcements. All press releases and other public disclosures and announcements concerning the transactions provided for in this Agreement shall be made only by Buyer, and Buyer shall seek input from Seller on content and timing of such disclosures and announcements. In no event shall Seller’s approval be required, however, particularly with respect to any statements and other information which Buyer may submit to the Securities and Exchange Commission or Buyer’s stockholders or be required to make pursuant to any rule or regulation of the Securities and Exchange Commission or NASDAQ, or otherwise required by law.

11.3. Assignment; Parties in Interest.

11.3.a) Assignment. Except as expressly provided herein, the rights and obligations of a party hereunder may not be assigned, transferred or encumbered without the prior written consent of the other parties.

11.3.b) Parties in Interest. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the respective successors and permitted assigns of the parties hereto. Nothing contained herein shall be deemed to confer upon any other person any right or remedy under or by reason of this Agreement.

11.4. Equitable Relief. The parties agree that any breach of the covenants contained in Article 6 hereof shall result in irreparable injury to the non-breaching party for which a remedy at law would be inadequate; and that, in addition to any relief at law which may be available to the non-breaching party for such breach and regardless of any other provision contained in this Agreement, such party shall be entitled to injunctive and other equitable relief as a court may grant. This Section 11.4 shall not be construed to limit a party’s right to obtain equitable relief for other breaches of this Agreement under general equitable standards.

11.5. Law Governing Agreement; Jurisdiction and Venue. This Agreement shall be construed and interpreted according to the internal laws of the State of Delaware, excluding any choice of law rules that may direct the application of the laws of another jurisdiction. In the event it shall become necessary for any party to take action of any type whatsoever to enforce the terms of this Agreement, venue shall lie exclusively in the state or federal courts sitting in New York, New York. The parties consent to the personal jurisdiction of the aforementioned venues in any action concerning or relating to the Agreement, and any objections to personal jurisdiction are hereby expressly waived. THE PARTIES HEREBY EXPRESSLY WAIVE ANY AND ALL RIGHT TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION, PROCEEDING OR OTHER LITIGATION RESULTING FROM OR INVOLVING THE ENFORCEMENT OF THIS AGREEMENT OR A DISPUTE UNDER OR RELATING TO THIS AGREEMENT. Process and pleadings mailed to a party at the address provided in Section 11.7 shall be deemed properly served and accepted for all purposes.

11.6. Amendment and Modification. No purported modification, amendment or waiver of this Agreement or its terms shall be effective unless it is in writing and signed by Buyer and Seller.

11.7. Notice. All notices, requests, demands and other communications hereunder shall be given in writing and shall be: (a) personally delivered; (b) sent by telecopier, facsimile transmission or other electronic means of transmitting written documents; or (c) sent to the parties at their respective addresses indicated herein by registered or certified mail, return receipt requested and postage prepaid, or by private overnight mail courier service. The respective addresses to be used for all such notices, demands or requests are as follows:

(a)	If to Buyer, to:

Internet Revenue Services, Inc.

250 Montgomery Street

Suite 1200

San Francisco, CA 94104

Attn: Daniel M. O’Donnell

Facsimile: (415) 869-5403

With copies to:

Foley & Lardner LLP

100 N. Tampa Street

Suite 2700

Tampa, FL 33602

Attn: Martin A. Traber, Esq.

Facsímile: (813) 221-4210

or to such other person or address as Buyer shall furnish to Seller in writing.

(b)	If to Seller, to:

Robert Fox and Lina Watson

PO Box 2162

Luton, Beds

LU3 2YT, UK

Fax: 0044 1582 585057

With copies to:

Anthony D. Martin, Esq., Attorney-at-Law

Alderley House

Andertons Mill

Heskin

Lancashire

PR7 5PY

England

Fax: 0044 1257 451383

or to such other person or address as Seller shall furnish to Buyer in writing.

If personally delivered, such communication shall be deemed delivered upon actual receipt; if electronically transmitted pursuant to this paragraph, such communication shall be deemed delivered the next business day after transmission (and sender shall bear the burden of proof of delivery); if sent by overnight courier pursuant to this paragraph, such communication shall be deemed delivered upon receipt; and if sent by mail pursuant to this paragraph, such communication shall be deemed delivered as of the date of delivery indicated on the receipt issued by the relevant postal service, or, if the addressee fails or refuses to accept delivery, as of the date of such failure or refusal. Any party to this Agreement may change its address for the purposes of this Agreement by giving notice thereof in accordance with this Section.

11.8. Expenses. Regardless of whether or not the transactions contemplated hereby are consummated, each of the parties shall bear its own expenses and the expenses of its counsel and other agents in connection with the transactions contemplated hereby. The parties agree that the prevailing party in any action brought with respect to or to enforce any right or remedy under this Agreement shall be entitled to recover from the other party or parties all reasonable costs and expenses of any nature whatsoever incurred by the prevailing party in connection with such action, including without limitation attorneys’ fees and prejudgment interest.

11.9. Entire Agreement. This instrument, along with all exhibits and schedules thereto, embodies the entire agreement between the parties hereto with respect to the transactions contemplated herein, and there have been and are no agreements, representations or warranties between the parties other than those set forth or provided for herein. Each party warrants that it has relied solely on its own diligent investigations as well as on the representations and this Agreement.

11.10. No Warranty of Profitability. Buyer acknowledges that Seller makes no claims, representation or warranty as to the future profitability of the Domain Name.

11.11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

11.12. Delivery by Facsimile. This Agreement and each other agreement or instrument entered into in connection herewith, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of facsimile machine as a defense to the enforceability of a contract and each such party forever waives any such defense.

11.13. Headings. The headings in this Agreement are inserted for convenience only and shall not constitute a part hereof.

11.14. Severability. If any clause or provision herein contained operates or would operate to invalidate this Agreement in whole or in part, then such clause or provision only shall be deemed severed and not a part hereof, as though not contained herein, and the remainder of this Agreement shall remain operative and in full force and effect.

11.15. Contract Interpretation. Ambiguities, inconsistencies, or conflicts in this Agreement shall not be strictly construed against the drafter of the language but shall be resolved by applying the most reasonable interpretation under the circumstances, giving full consideration to the parties’ intentions at the time this Agreement is entered into. Each party hereto agrees that it has consulted with, or had ample opportunity to consult with, counsel of its own choosing. Where the context of this Agreement requires, singular terms shall be considered plural, and plural terms shall be considered singular. Where any group or category of items or matters is defined collectively in the plural number, any item or matter within such definition may be referred to using such defined term in the singular number.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

“BUYER”

INTERNET REVENUE SERVICES, INC.

By:	/s/ Daniel M. O’Donnell
Name:	Daniel M. O’Donnell
Title:	President and CEO

“SELLER”

By:	/s/ Robert Fox
Name:	Robert Fox

By:	/s/ Lina Watson
Name:	Lina Watson